CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Coronado Corp. registration statement Form SB-2, of our report dated May 9, 2006 accompanying the financial statements of Coronado Corp. for the period ended March 31, 2006 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"

Vancouver, BC, Canada                                                                                                                                          STALEY, OKADA & PARTNERS

June 9, 2006                                                                                                                                                                        Chartered Accountants